CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 12, 1999, on our audit of the consolidated financial statements of Vitech America, Inc. and Subsidiaries as of December 31, 1998 and 1997 and for each of the three years ended December 31, 1998 in this Amendment No. 1 to Form S-3 Registration Statement of Vitech America, Inc. and Subsidiaries (File No. 333-80711).



                                            /s/ Pannell Ken Forster PC
                                            ----------------------------------
                                            PANNELL KERR FORSTER PC



New York, New York
July 21, 1999